Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                         JURISDICTION OF INCORPORATION
----------                                         -----------------------------
Buckeye Florida Corporation                        Delaware
       BFC 2 Inc.                                  Florida
       BFC 3 LLC                                   Delaware
       BFOL 2 Inc.                                 Florida
       BFOL 3 LLC                                  Delaware
Buckeye Florida, Limited Partnership               Delaware
Buckeye S. A.                                      Switzerland
Buckeye (Barbados) Ltd.                            Barbados
BKI Holding Corporation                            Delaware
BKI Asset Management Corporation                   Delaware
Buckeye Lumberton Inc.                             North Carolina
       Buckeye Mt. Holly LLC                       Delaware
Buckeye Canada Co.                                 Canada
Buckeye Nova Scotia Co.                            Canada
Buckeye Canada                                     Canada
Buckeye Technologies Ireland Ltd.                  Ireland
Merfin Systems Inc.                                Delaware
BKI International Inc.                             Delaware
       Buckeye France SARL                         France
       Buckeye Iberia S.A.                         Spain
       Buckeye Italia S.r.l.                       Italy
       Buckeye (U.K.) Limited                      United Kingdom
Buckeye Finland OY                                 Finland
Buckeye Holdings GmbH                              Germany
       Buckeye Technologies GmbH                   Germany
       Buckeye Steinfurt GmbH                      Germany
BKI South America LLC                              Delaware
       Buckeye Americana Ltda.                     Brazil
BKI Lending Inc.                                   Delaware
           BKI Finance Corporation                 Tennessee
Buckeye Technologies Canada Inc.                   Delaware
Buckeye Receivables Inc.                           Delaware